UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2018

EQUIFAX INC.
(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.     Entry into a Material Definitive Agreement.
On September 27, 2018, the Company and certain of its subsidiaries, Equifax Limited, Equifax Canada Co. (formerly known as Equifax Canada, Inc.), and Equifax Australia Holdings Pty Limited, entered into a $1,100,000,000 five-year revolving credit facility (the “Revolver”) with SunTrust Bank, as administrative agent, SunTrust Robinson Humphrey, Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Wells Fargo Bank, N.A., as co-syndication agents, and the lenders named therein. The Revolver replaces the Company’s previous $900,000,000 revolving credit facility that was scheduled to mature on November 21, 2020 (the “Existing Credit Facility”).
The terms of the Revolver are substantially the same as the Existing Credit Facility, including the inclusion of various financial and non-financial covenants. The financial covenants require the Company to maintain a maximum leverage ratio, defined as consolidated funded debt divided by consolidated EBITDA for the preceding four quarters, of not more than 3.5 to 1.0, subject to increase to 4.0 to 1.0 if the Company satisfies certain requirements. Compliance with this financial covenant is tested quarterly. The non-financial covenants include limitations on liens, subsidiary debt, mergers, liquidations, asset dispositions, acquisitions, certain restricted payments, transactions with affiliates, certain accounting changes, restricting subsidiary dividends and distributions, hedging agreements and certain governmental regulations. Borrowings under the Revolver are unsecured and will rank on parity in right of payment with all of the Company’s other senior unsecured indebtedness from time to time outstanding.
Interest will be payable on borrowings under the Revolver at a base rate or LIBOR plus a specified margin. The Company is required to pay on a quarterly basis a commitment fee with respect to the Revolver, which is calculated based upon the amount of daily usage of the Revolver over the available aggregate lender commitments thereunder during the applicable quarterly period. Both the applicable interest rate and the commitment fee are subject to adjustment based on the Company’s debt ratings.
The foregoing description of the Revolver is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable agreements, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement.
On September 27, 2018, upon entry into the Revolver described in Item 1.01 above, the Company terminated its Existing Credit Facility.
Item 2.03.     Creation of a Direct Financial or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Revolver is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Credit Agreement, dated as of September 27, 2018, by and between Equifax Inc., Equifax Limited, Equifax Canada Co., Equifax Australia Holdings Pty Limited, and SunTrust Bank as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer
and Corporate Secretary

Date: October 1, 2018